EXHIBIT (5)(b)(iii)

                        SUB-INVESTMENT ADVISORY AGREEMENT

          Sub-Investment Advisory Agreement made as of the 12th day of August, l998, between FIRST AMERICAN NATIONAL BANK, a national banking association having its principal office and place of business at First American Center, 315 Deaderick Street, Nashville, Tennessee 37238-0035 (herein called the "Adviser"), and BENNETT LAWRENCE MANAGEMENT, LLC, having its principal office and place of business at 757 Third Avenue, New York, New York 10017 (herein called the "Sub-Adviser").

          WHEREAS, The Infinity Mutual Funds, Inc. (herein called the "Fund") is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund employs the Adviser to provide advisory services pursuant to an Investment Advisory Agreement dated February 15, 1994 between the Fund and the Adviser (the "Investment Advisory Agreement") with respect to the Fund's portfolio or portfolios set forth on Schedule 1 attached hereto, as such may be revised from time to time (the "Series"; if there are more than one Series to which this Agreement applies, the provisions herein shall apply severally to each such Series); and

          WHEREAS, the Fund intends to employ BISYS Fund Services Limited Partnership (the "Administrator") to act as the Fund's administrator; and

          WHEREAS, the Adviser, in its capacity as investment adviser to the Series, desires to retain the Sub-Adviser to provide the day-to-day management of the Series' investments, the Fund consents to the Adviser retaining the Sub-Adviser to provide such services, and the Sub-Adviser is willing to perform such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. Appointment.

          The Adviser hereby retains the Sub-Adviser to act as sub-investment adviser to the Series for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          2. Services of Sub-Adviser.

          Subject to the oversight and supervision of the Adviser, the Sub-Adviser will provide a continuous investment program for the Series, including investment research and day-to-day management with respect to such Series' assets; provided, however, that any assets of the Series that the Sub-Adviser has determined are to be held in cash and cash equivalents shall be managed by the Adviser. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Series by the Adviser, the Series' investment objective, policies and restrictions as stated in the Fund's Prospectus and Statement of Additional Information for the Series, as from time to time in effect, and resolutions of the Fund's Board of Directors. The Fund and the Adviser wish to be informed of important developments materially affecting the Series' portfolio and the Sub-Adviser agrees to furnish to the Fund and the Adviser from time to time such information as may be appropriate for this purpose.

          3. Other Covenants.

          The Sub-Adviser agrees that it will:

          (a) comply with all applicable rules and regulations of the Securities and Exchange Commission in performance of its duties as sub-investment adviser for the Series and, in addition, will conduct its activities under this Agreement in accordance with other applicable federal and state law;

          (b) review and analyze on a periodic basis the Series' portfolio holdings and transactions in order to determine their appropriateness in light of such Series' shareholder base;

          (c) provide, or cause to be provided, to the Board of Directors of the Fund such reports, statistical data and economic information as may be reasonably requested in connection with the Sub-Adviser's services hereunder;

          (d) use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (e) place orders pursuant to its investment determinations for the Series either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Series the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Series and other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Adviser and the Fund's Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Series which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer as viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Series. In addition, the Sub-Adviser is authorized to take into account the sale of the Fund's shares in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Fund's principal underwriter), provided that the Sub-Adviser believes that the quality of the execution and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, the Fund's principal underwriter or any affiliated person of any of the Fund, the Adviser, Sub-Adviser, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission and other applicable federal and state laws and regulations;

          (f) maintain historical tax lots for each portfolio security held by the Series;

          (g) transmit trades to the Fund's custodian for proper settlement; and

          (h) prepare a quarterly broker security transaction summary and monthly security transaction listing for each Series.

          4. Services Not Exclusive.

          The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more Series, investment companies or accounts managed by the Sub-Adviser, the available securities or investments will be allocated in a manner believed by the Sub-Adviser to be equitable to each of them. It is recognized and acknowledged by the Adviser that in some cases this procedure may adversely affect the price paid or received by the Series or the size of the position obtained for or disposed of by Series.

          5. Books and Records.

          In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the request of the Fund of the Adviser. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          6. Expenses.

          Except as otherwise stated in this Section 6, the Sub-Adviser shall pay all expenses incurred by it in performing its services and duties as sub-investment adviser. The Adviser hereby agrees that all other expenses to be incurred in the operation of the Fund shall not be borne by the Sub-Adviser. The Adviser and the Fund have agreed that such other expenses will be borne by the Fund, except to the extent specifically assumed by others. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of the Adviser, Sub-Adviser or the Administrator, or any of their affiliates, Securities and Exchange Commission fees, state Blue Sky qualification fees, advisory and administration fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, auditing and legal expenses, costs of maintaining corporate existence, costs of independent pricing services, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of calculating the net asset value of the Series' shares, costs of shareholders' reports and corporate meetings, costs of preparing and printing certain prospectuses and statements of additional information, and any extraordinary expenses.

          7. Compensation.

          In consideration of services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser on the first business day of each month the fee at the annual rate set forth opposite the Series' name on Schedule l attached hereto, based on the value of such Series' average daily net assets for the previous month. The Sub-Adviser agrees to accept such fee from the Adviser as full compensation for the services provided and expenses assumed by it pursuant to this Agreement, and acknowledges that it shall not be entitled to any further compensation from any other person in respect of the same.

          Net asset value shall be computed on such days and at such time or times as described in the Fund's current Prospectus for the Series. The fee for the period from the date of the commencement of the initial public sale of the Series' shares to the end of the month during which such sale shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

          For the purpose of determining fees payable to the Sub-Adviser, the value of the Series' net assets shall be computed in the manner specified in the Fund's Charter for the computation of the value of the Series' net assets.

          8. Limitation of Liability.

          The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Adviser in connection with the matters to which this Agreement relates, except that the Sub-Adviser shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of the Sub-Adviser's duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Sub-Adviser, who may be or become an officer, Director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or to the Series, or acting on any business of the Fund or of the Series (other than services or business in connection with the Sub-Adviser's duties as sub-investment adviser hereunder) to be rendering such services to or acting solely for the Fund or the Series and not as an officer, director, partner, employee or agent or one under the control or direction of the Sub-Adviser even though paid by the Sub-Adviser.

          9. Term.

          As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 attached hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on
Schedule 1 attached hereto (the "Reapproval Day"), provided such continuance is specifically approved as to a Series at least annually by (a) the Fund's Board of Directors or (b) vote of a majority (as defined in the 1940 Act) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement may be terminated without penalty (i) by the Fund's Board of Directors or by vote of the holders of a majority of such Series' shares, upon written notice to the Sub-Adviser, (ii) by the Adviser (but only upon the approval of the Fund's Board of Directors) upon 60 days' written notice to the Sub-Adviser (which notice may be waived in writing by the Sub-Adviser), or (iii) by the Sub-Adviser upon not less than 90 days' written notice to the Fund and the Adviser (which notice may be waived in writing by the Fund and the Adviser). This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act). In addition, notwithstanding anything herein to the contrary, if the Investment Advisory Agreement is terminated for any reason (whether by the Fund, by the Adviser or by operation of law), this Agreement shall terminate with respect to the Series upon the effective date of such termination of the Investment Advisory Agreement.

          10. Miscellaneous.

          (a) Amendments. No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party or parties against whom an enforcement of the change, waiver, discharge or termination is sought.

          (b) Construction. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 10 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Securities and Exchange Commission thereunder.

          (c) Notice. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be effective upon actual receipt by the Fund, or on the fourth day after the postmark if such notice or other instrument is mailed via first class postage prepaid, at its office at 3435 Stelzer Road, Columbus, Ohio 43219-3035, Attention: Compliance Officer, or at such other place as the Fund may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Adviser or Sub-Adviser, as the case may be, shall be effective upon actual receipt by the Adviser or Sub-Adviser, as the case may be, or on the fourth day after the postmark if such notice or other instrument is mailed via first class postage prepaid, at its office at the address first above written, or at such other place as the Adviser or Sub-Adviser, as the case may be, may from time to time designate in writing.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                   FIRST AMERICAN NATIONAL BANK



                                   By: ________________________________



Attest: __________________________



                                    BENNETT LAWRENCE MANAGEMENT, LLC


                                    By: _________________________________



Attest: ________________________

                                   SCHEDULE 1


                     Annual Fee As
                     a Percentage
                     of Average
Name of              Daily Net
Series               Assets            Reapproval Date      Reapproval Day
----------------     --------------    -----------------    ---------------

ISG Mid Cap
  Portfolio           *                December 31, 1999    December 31



--------

* .75% on the first $5 million of average aggregate daily net assets; .65% on the next $5 million of such assets; and .55% on assets in excess of $10 million.